Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@century-bank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES 12% EARNINGS GROWTH FOR 2009; 25% ASSET
GROWTH TO $2.3BB; REGULAR DIVIDEND DECLARED
Medford, MA, January 19, 2010—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.century-bank.com) (“the Company”) today announced net income of $10,160,000 for the year ended December 31, 2009, or $1.84 per share diluted, an increase of 12.3% when compared to net income of $9,046,000, or $1.63 per share diluted, for the same period a year ago. For the quarter ended December 31, 2009, net income totaled $3,085,000, or $0.56 per share diluted, an increase of 9.8% when compared to net income of $2,811,000, or $0.51 per share diluted, for the same period a year ago. Total assets increased 25.1% from $1.8 billion at December 31, 2008 to $2.3 billion at December 31, 2009.
On May 22, 2009, the FDIC announced a special assessment on insured institutions as part of its efforts to rebuild the Deposit Insurance Fund and help maintain public confidence in the banking system. The special assessment was five basis points of each FDIC-insured depository institution’s assets minus Tier 1 capital, as of June 30, 2009. The Company recorded a pre-tax charge of approximately $1.0 million in the second quarter of 2009 in connection with the special assessment.
Net interest income totaled $47.9 million for the year ended December 31, 2009 compared to $44.8 million for 2008. The 6.9% increase in net interest income for the period is mainly due to a 22.3% increase in the average balances of earning assets, combined with a similar increase in deposits. The increased volume was partially offset by a decrease of thirty-four basis points in the net interest margin. The net interest margin decreased from 3.00% on a fully taxable equivalent basis in 2008 to 2.66% on the same basis for 2009.
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The provision for loan losses increased by $2.2 million from $4.4 million for the year ended December 31, 2008 to $6.6 million, in 2009, as a result of increases in loans on nonaccrual as well as continued deterioration in overall economic conditions such as increased unemployment. The Company capitalized on favorable market conditions and realized $2.7 million of net gains on sales of investments during the year ended December 31, 2009. Included in operating expenses for the year ended December 31, 2009 are FDIC assessments of $3.3 million, as compared to $613,000 for 2008. FDIC assessments increased primarily as a result of the special assessment charge of approximately $1.0 million recorded in the second quarter of 2009 as well as an increase in the assessment rate beginning the second quarter of 2009.
The Company’s effective tax rate declined from 20.0% in 2008 to 10.4% in 2009 primarily as a result of an increase in tax-exempt income.
At December 31, 2009, total equity was $132.7 million compared to $120.5 million at December 31, 2008. The Company’s equity increased as a result of earnings and a decrease in accumulated other comprehensive loss, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.73% at December 31, 2009, compared to 9.05% at December 31, 2008. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of December 31, 2009 was $24.00 per share compared to $21.76 at December 31, 2008.
The Company’s allowance for loan losses was $12.4 million or 1.41% of loans outstanding at December 31, 2009, compared to $11.1 million, or 1.33% of loans outstanding at December 31, 2008. Non-performing assets totaled $12.3 million at December 31, 2009, compared to $3.7 million at December 31, 2008. Non-performing assets increased primarily as a result of three loan relationships, one primarily commercial real estate and two construction.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable February 16, 2010 to stockholders of record on February 1, 2010.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-two full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	December 31,	December 31,
	2009	2008
Assets
Cash and Due From Banks	$42,627	$61,195
Federal Funds Sold and Interest-bearing Deposits In Other Banks	356,015	94,973

Short-term Investments	18,518	43,814

Securities Available-For-Sale (AFS)	647,796	495,585

Securities Held-to-Maturity	217,643	184,047

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	141,061	141,373
Construction & Land Development	60,349	59,511
Commercial Real Estate	361,823	332,325
Residential Real Estate	188,096	194,644
Consumer and Other	7,720	9,258
Home Equity	118,076	98,954

Total Loans	877,125	836,065
Less: Allowance for Loan Losses	12,373	11,119

Net Loans	864,752	824,946

Bank Premises and Equipment	21,015	22,054
Accrued Interest Receivable	5,806	6,723
Goodwill	2,714	2,714
Core Deposit Intangible	896	1,283
Other Assets	60,722	48,701

Total Assets	$2,254,035	$1,801,566

Liabilities
Demand Deposits	$279,874	$277,217

Interest Bearing Deposits:
Savings and NOW Deposits	575,592	353,261
Money Market Accounts	553,883	308,177
Time Deposits	292,638	326,872

Total Interest Bearing	1,422,113	988,310

Total Deposits	1,701,987	1,265,527

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	118,745	112,510
Other Borrowed Funds	234,024	238,558

Total Borrowed Funds	352,769	351,068

Other Liabilities	30,466	28,385
Subordinated Debentures	36,083	36,083

Total Liabilities	2,121,305	1,681,063

Total Stockholders’ Equity	132,730	120,503

Total Liabilities & Stockholders’ Equity	$2,254,035	$1,801,566

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Year Ended December 31, 2009 and 2008
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Interest Income:
Loans	$12,266	$12,576	$48,199	$49,303
Securities Held-to-Maturity	1,763	2,075	8,093	8,265
Securities Available-for-Sale	5,397	5,613	21,137	20,312
Federal Funds Sold and Interest-bearing Deposits In Other Banks	360	306	2,171	2,813

Total Interest Income	19,786	20,570	79,600	80,693

Interest Expense:
Savings and NOW Deposits	1,386	1,409	5,258	6,005
Money Market Accounts	1,181	1,780	6,100	7,260
Time Deposits	1,973	2,402	9,438	9,744
Securities Sold Under Agreements to Repurchase	153	188	576	1,393
Other Borrowed Funds and Subordinated Debentures	2,644	2,859	10,351	11,512

Total Interest Expense	7,337	8,638	31,723	35,914

Net Interest Income	12,449	11,932	47,877	44,779

Provision For Loan Losses	2,475	1,450	6,625	4,425

Net Interest Income After
Provision for Loan Losses	9,974	10,482	41,252	40,354

Other Operating Income
Service Charges on Deposit Accounts	1,943	2,149	8,003	8,190
Lockbox Fees	660	654	2,814	2,953
Net Gain on Sales of Investments	1,619	—	2,734	249
Write-down of Certain Investments to Fair Value	—	—	—	(76)
Other Income	639	696	2,919	2,659

Total Other Operating Income	4,861	3,499	16,470	13,975

Operating Expenses
Salaries and Employee Benefits	6,737	6,572	26,919	25,615
Occupancy	1,033	1,093	4,104	4,246
Equipment	546	675	2,372	2,874
FDIC Assessment	582	223	3,336	613
Other	2,520	2,287	9,648	9,680

Total Operating Expenses	11,418	10,850	46,379	43,028

Income Before Income Taxes	3,417	3,131	11,343	11,301

Income Tax Expense	332	320	1,183	2,255

Net Income	$3,085	$2,811	$10,160	$9,046

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	December 31,	December 31,
	2009	2008
Assets
Cash and Due From Banks	$57,573	$58,398
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	245,002	114,262

Securities Available-For-Sale (AFS)	611,246	473,344
Securities Held-to-Maturity	193,520	193,584

Total Loans	853,422	775,337
Less: Allowance for Loan Losses	13,330	9,997

Net Loans	840,092	765,340

Unrealized Gain on Securities AFS	4,766	(291)
Bank Premises and Equipment	21,382	22,393
Accrued Interest Receivable	7,046	7,061
Goodwill	2,714	2,714
Core Deposit Intangible	1,094	1,485
Other Assets	49,408	45,070

Total Assets	$2,033,843	$1,683,360

Liabilities
Demand Deposits	$277,300	$267,966

Interest Bearing Deposits:
Savings and NOW Deposits	528,974	369,687
Money Market Accounts	432,159	308,432
Time Deposits	318,412	273,925

Total Interest Bearing	1,279,545	952,044

Total Deposits	1,556,845	1,220,010

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	98,635	94,526
Other Borrowed Funds	183,630	189,660

Total Borrowed Funds	282,265	284,186

Other Liabilities	31,289	21,363
Subordinated Debentures	36,083	36,083

Total Liabilities	1,906,482	1,561,642

Total Stockholders’ Equity	127,361	121,718

Total Liabilities & Stockholders’ Equity	$2,033,843	$1,683,360

Total Average Earning Assets — QTD	$2,020,576	$1,611,937

Total Average Earning Assets — YTD	$1,903,190	$1,556,527

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	December 31,	December 31,
	2009	2008
Performance Measures:

Earnings per average share, basic, quarter	$0.56	$0.51
Earnings per average share, diluted, quarter	$0.56	$0.51
Earnings per average share, basic, year-to-date	$1.84	$1.63
Earnings per average share, diluted, year-to-date	$1.84	$1.63
Return on average assets, year-to-date	0.50%	0.54%
Return on average stockholders’ equity, year-to-date	7.98%	7.43%
Net interest margin (taxable equivalent), quarter	2.63%	3.16%
Net interest margin (taxable equivalent), year-to-date	2.66%	3.00%
Efficiency ratio, year-to-date	68.5%	70.6%
Book value per share	$24.00	$21.76
Tangible book value per share	$23.35	$21.04
Tangible capital / tangible assets	5.74%	6.48%

Common Share Data:
Average shares outstanding, basic, quarter	5,530,297	5,539,043
Average shares outstanding, basic, year-to-date	5,532,249	5,541,983
Average shares outstanding, diluted, quarter	5,533,943	5,539,092
Average shares outstanding, diluted, year-to-date	5,534,340	5,543,702

Shares outstanding Class A	3,515,767	3,511,307
Shares outstanding Class B	2,014,530	2,027,100

Total shares outstanding at period end	5,530,297	5,538,407

Assets Quality and Other Data:

Allowance for loan losses / loans	1.41%	1.33%
Nonaccrual loans	$12,311	$3,661
Nonperforming assets	$12,311	$3,661
Loans 90 days past due and still accruing	$—	$89
Accruing troubled debt restructures	$521	$—
Net charge-offs (recoveries), year-to-date	$5,372	$2,939

Leverage ratio	7.73%	9.05%
Tier 1 risk weighted capital ratio	14.45%	15.30%
Total risk weighted capital ratio	15.53%	16.38%
Total risk weighted assets	$1,144,639	$1,026,429